Exhibit 99.1

Arc Logistics Partners http://arcxlp.com

Arc Logistics Partners LP Announces First Quarter 2017 Results

NEW YORK, May 4, 2017 (GLOBE NEWSWIRE) -- Arc Logistics Partners LP (NYSE: ARCX) ("Arc Logistics" or the "Partnership") today reported its financial and operating results for the first quarter ended March 31, 2017.

During the first quarter of 2017, the Partnership accomplished the following:

•	Realized throughput of 159.5 thousand barrels per day (“mbpd”)
•	Reported revenues, net income and Adjusted EBITDA of $25.9 million, $3.8 million and $13.3 million, respectively
•	Invested $2.9 million of expansion capital expenditures to support existing, new and future customer initiatives
•	Generated cash flows from operating activities of $11.5 million and Distributable Cash Flow of $9.2 million
•	Declared a quarterly cash distribution of $0.44 per unit for the first quarter ended March 31, 2017

For additional information regarding the Partnership’s calculation of Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures, and a reconciliation of net income to Adjusted EBITDA and cash flows from operating activities to Distributable Cash Flow, please see below in this release and the accompanying tables.

First Quarter 2017 Operational and Financial Results

The Partnership’s first quarter 2017 reported revenues, net income and Adjusted EBITDA of $25.9 million, $3.8 million and $13.3 million, respectively, represents a decrease over the Partnership’s first quarter 2016 reported revenues, net income and Adjusted EBITDA of $26.1 million, $5.0 million and $13.5 million, respectively. Operating income decreased by $0.9 million to $4.1 million for the first quarter 2017 when compared to the first quarter 2016 operating income of $5.0 million, which decrease was principally due to the following:

•	Revenues decreased by $0.1 million, or 1%, to $25.9 million as compared to $26.1 million, which decrease was related to a $1.1 million decrease in minimum storage and throughput services fees primarily due to transitioning customers from short-term agreements to long-term agreements, customers reducing short-term storage capacity needs and/or total minimum take-or-pay contract terms at Altoona, Blakeley, Chickasaw, Dupont, Mechanicsburg, Mobile, Portland and Williamsport terminals, offset by (i) $0.7 million increase in excess throughput and handling fees primarily due to execution of new agreements and incremental existing customer throughput and handling fees at the Partnership’s Altoona, Baltimore, Chickasaw, Cleveland, Dupont, Mechanicsburg, Mobile, Norfolk, Pawnee, Selma, Toledo and Williamsport terminals and (ii) a $0.3 million increase in ancillary services fees primarily due to services provided to existing customers at the Partnership’s Baltimore, Brooklyn, Dupont, Mechanicsburg, Norfolk, Pawnee, Selma and Spartanburg terminals due to increased activity.
•	Operating expenses increased by $0.2 million, or 2%, to $8.9 million as compared to $8.7 million, which increase was the result of a (i) $0.2 million increase attributable to increased throughput activity including additive, utility and supply expenses, (ii) $0.1 million increase in repair and maintenance expense, (iii) $0.2 million increase in contract labor in support of customer activities at the Joliet terminal and (iv) an increase in compliance expense of $0.1 million, offset by (i) reduced payroll expenses of $0.1 million due to a realignment and optimization of the Partnership’s workforce, (ii) $0.1 million related to a reduction in office expenses, (iii) $0.1 million related to prior period tank cleaning projects and (iv) $0.1 million related to a reduction in estimated property taxes related to prior year acquisitions.

•	Selling, general and administrative expenses decreased by approximately $0.7 million, or 14%, to $4.5 million as compared to $5.2 million, which was a result of a (i) $0.3 million decrease in due diligence expenses, (ii) $0.2 million decrease in professional fees associated with a customer dispute, (iii) $0.2 million decrease related to a reduction in compensation expense under the Partnership’s long-term incentive plan and (iv) less than $0.1 million decrease related to a reduction in allocation of expenses from the Partnership’s general partner.
•	Depreciation expense increased by $0.8 million, or 22%, to $4.5 million as compared to $3.7 million, which increase was primarily due to the impact of the expansion project at our Pennsylvania terminals which were acquired in 2016, customer expansion activities and incremental maintenance projects. Amortization expense decreased by less than $0.1 million, or 1%, to $3.7 million, which decrease was primarily due to an intangible asset related to the Mobile terminal acquisition becoming fully amortized in the first quarter of 2016.

As of March 31, 2017, the Partnership's storage capacity was approximately 7.8 million barrels, which represents an approximately 0.1 million barrel, or 1%, increase when compared to the Partnership’s capacity at March 31, 2016. The increase in storage capacity is related to three newly constructed biodiesel tanks at the Pennsylvania terminals and the completion of the third 100,000 barrel tank at the Pawnee terminal.

The Partnership's throughput activity increased by 14.5 mbpd, or 10%, to 159.5 mbpd during the first quarter of 2017 compared to the first quarter of 2016. The increase was due to (i) 2.9 mbpd increase in asphalt and industrial products throughput related to existing customer activity in the Gulf Coast, (ii) 0.5 mbpd decrease in crude oil throughput as customer activity at the Joliet terminal offset a reduction in customer activity at the Pawnee and Portland terminals, (iii) 5.0 mbpd increase in distillates throughput is the result of recently executed agreements and increased existing customer activity in Baltimore, Chickasaw, Cleveland and the Pennsylvania terminals, partially offset by reduced customer activity and customer non-renewals in the Partnership’s Blakeley, Madison, Mobile, Portland, Selma, Toledo terminals, (iv) 7.1 mbpd increase in gasoline throughput as a result of 8.3 mbpd of recently executed agreements and increased commercial activity across the entire network providing gasoline service offset by 1.2 mbpd of reduced customer activity in the Partnership’s Dupont and Selma terminals.

In April 2017, the Partnership declared a quarterly cash distribution of $0.44 per unit, or $1.76 per unit on an annualized basis, for the period from January 1, 2017 through March 31, 2017. The distribution will be paid on May 15, 2017 to unitholders of record on May 8, 2017.

Conference Call

Arc Logistics will hold a conference call and webcast to discuss the first quarter 2017 financial and operating results on May 4, 2017, at 5:00 p.m. Eastern. Interested parties may listen to the conference call by dialing (855) 433-0931. International callers may access the conference call by dialing (484) 756-4279. The call may also be accessed live over the internet by visiting the “Investor Relations” page of the Partnership’s website at www.arcxlp.com and will be available for replay for approximately one month.

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About Arc Logistics Partners LP

Arc Logistics is a fee-based, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of complementary energy logistics assets. Arc Logistics is principally engaged in the terminalling, storage, throughput and transloading of petroleum products and other liquids. For more information, please visit www.arcxlp.com.

Forward-Looking Statements

Certain statements and information in this press release constitute “forward-looking statements.” Certain expressions including “believe,” “expect,” “intends,” or other similar expressions are intended to identify the Partnership’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from forward-looking statements include but are not limited to: (i) adverse economic, capital markets and political conditions; (ii) changes in the market place for the Partnership’s services; (iii) changes in prices and supply and demand of crude oil and petroleum products; (iv) actions and performance of the Partnership’s customers, vendors or competitors; (v) nonrenewal, nonpayment or nonperformance by the Partnership’s customers and the Partnership’s ability to replace such contracts and/or customers; (vi) changes in the cost of or availability of capital; (vi) unanticipated capital expenditures in connection with the construction, repair or replacement of the Partnership’s assets; (viii) operating hazards, unforeseen weather events or matters beyond the Partnership’s control; (ix) inability to consummate acquisitions, pending or otherwise, on acceptable terms and successfully integrate acquired businesses into the Partnership’s operations; (x) effects of existing and future laws or governmental regulations; and (xi) litigation. Additional information concerning these and other factors that could cause the Partnership’s actual results to differ from projected results can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 14, 2017 and any updates thereto in the Partnership’s subsequent quarterly reports on Form 10-Q and current reports on Forms 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Partnership defines Adjusted EBITDA as net income before interest expense, income taxes and depreciation and amortization expense, as further adjusted for other non-cash charges and other charges that are not reflective of its ongoing operations. Adjusted EBITDA is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess (i) the performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the Partnership’s ability to make distributions; (iv) the Partnership’s ability to incur and service debt and fund capital expenditures; and (v) the Partnership’s ability to incur additional expenses. The Partnership believes that the presentation of Adjusted EBITDA provides useful information to investors in assessing its financial condition and results of operations.

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The Partnership defines Distributable Cash Flow as Adjusted EBITDA less (i) cash interest expense paid; (ii) cash income taxes paid; (iii) maintenance capital expenditures paid; and (iv) equity earnings from the Partnership’s interests in Gulf LNG Holdings Group, LLC (the “LNG Interest”); plus (v) cash distributions from the LNG Interest. Distributable Cash Flow is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements may use to evaluate whether the Partnership is generating sufficient cash flow to support distributions to its unitholders as well as to measure the ability of the Partnership’s assets to generate cash sufficient to support its indebtedness and maintain its operations.

The GAAP measure most directly comparable to Adjusted EBITDA is net income and to Distributable Cash Flow is cash flows from operating activities. Neither Adjusted EBITDA nor Distributable Cash Flow should be considered an alternative to net income or cash flows from operating activities, respectively. Adjusted EBITDA and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income. You should not consider Adjusted EBITDA or Distributable Cash Flow in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Additionally, because Adjusted EBITDA and Distributable Cash Flow may be defined differently by other companies in the Partnership’s industry, the Partnership’s definitions of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the reconciliation of net income to Adjusted EBITDA and cash flows from operating activities to Distributable Cash Flow in the accompanying tables.

Investor Contact:
IR@arcxlp.com
www.arcxlp.com

212-993-1290

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ARC LOGISTICS PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenues:
Third-party customers	$24,448	$22,584
Related parties	1,477	3,483
	25,925	26,067
Expenses:
Operating expenses	8,873	8,687
Selling, general and administrative	3,239	3,924
Selling, general and administrative - affiliate	1,262	1,322
Depreciation	4,456	3,652
Amortization	3,672	3,697
(Gain) loss on revaluation of contingent consideration, net	318	(189)
Total expenses	21,820	21,093
Operating (loss) income	4,105	4,974
Other income (expense):
Equity earnings from unconsolidated affiliate	2,371	2,461
Interest expense	(2,654)	(2,367)
Total other income (expenses), net	(283)	94
(Loss) income before income taxes	3,822	5,068
Income taxes	31	28
Net (loss) income	3,791	5,040
Net income attributable to non-controlling interests	(1,328)	(1,811)
Net (loss) income attributable to partners' capital	2,463	3,229
Other comprehensive (loss) income	448	(896)
Comprehensive (loss) income attributable to partners’ capital	$2,911	$2,333

Earnings (loss) per limited partner unit:
Common units (basic and diluted)	$0.12	$0.15
Subordinated units (basic and diluted)	$-	$0.15

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ARC LOGISTICS PARTNERS LP

CONSOLIDATED BALANCE SHEETS

(In thousands, except unit amounts)

(Unaudited)

	March 31,	December 31,
	2017	2016
Assets:
Current assets:
Cash and cash equivalents	$1,762	$4,584
Trade accounts receivable	9,216	8,257
Due from related parties	549	1,321
Inventories	369	397
Other current assets	2,341	2,060
Total current assets	14,237	16,619
Property, plant and equipment, net	395,006	395,511
Investment in unconsolidated affiliate	76,807	75,716
Intangible assets, net	114,121	117,716
Goodwill	39,871	39,871
Other assets	2,599	2,980
Total assets	$642,641	$648,413
Liabilities and partners' capital:
Current liabilities:
Accounts payable	$4,609	$2,455
Accrued expenses	4,741	5,684
Due to general partner	1,557	2,082
Other liabilities	2,855	2,961
Total current liabilities	13,762	13,182
Credit facility	249,500	249,000
Other non-current liabilities	19,391	19,805
Total liabilities	282,653	281,987
Commitments and contingencies
Partners' capital:
General partner interest	-	-
Limited partners' interest
Common units – (19,515,678 and 19,477,021 units issued and outstanding at March 31, 2017 and December 31, 2016, respectively)	276,614	282,228
Non-controlling interests	80,269	81,541
Accumulated other comprehensive income	3,105	2,657
Total partners' capital	359,988	366,426
Total liabilities and partners' capital	$642,641	$648,413

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ARC LOGISTICS PARTNERS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash flow from operating activities:
Net income	$3,791	$5,040
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4,456	3,652
Amortization	3,672	3,697
Equity earnings from unconsolidated affiliate, net of distributions	(719)	(282)
Amortization of deferred financing costs	406	359
Unit-based compensation	839	1,095
Net loss (gain) on revaluation of contingent consideration	318	(189)
Changes in operating assets and liabilities:
Trade accounts receivable	(960)	(219)
Due from related parties	772	195
Inventories	27	(101)
Other current assets	(281)	56
Accounts payable	415	(792)
Accrued expenses	(448)	(1,447)
Due to general partner	(525)	383
Other liabilities	(220)	1,073
Net cash provided by operating activities	11,543	12,520
Cash flows from investing activities:
Capital expenditures	(2,557)	(5,715)
Investment in unconsolidated affiliate	-	(8,000)
Net cash used in investing activities	(2,557)	(13,715)
Cash flows from financing activities:
Distributions	(8,570)	(8,473)
Deferred financing costs	(25)	(192)
Repayments to credit facility	(5,000)	-
Proceeds from credit facility	5,500	14,250
Payments of earn-out liability	(951)	(341)
Distributions paid to non-controlling interests	(2,600)	(2,800)
Distribution equivalent rights paid on unissued units	(162)	(231)
Net cash (used in) provided by financing activities	(11,808)	2,213
Net increase in cash and cash equivalents	(2,822)	1,018
Cash and cash equivalents, beginning of period	4,584	5,870
Cash and cash equivalents, end of period	$1,762	$6,888

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ARC LOGISTICS PARTNERS LP

RECONCILIATIONS OF ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

Net Income Attributable to Partners' Capital	$2,463	$3,229
Income taxes	31	28
Interest expense	2,654	2,367
Depreciation (a)	3,978	3,202
Amortization (a)	3,055	3,081
One-time non-recurring expenses (b)	-	559
Non-cash unit-based compensation	840	1,088
Non-cash loss (gain) on revaluation of contingent consideration, net (a),(c)	191	(113)
Non-cash deferred rent expense (d)	65	65
Adjusted EBITDA	$13,277	$13,506
Cash interest expense	(2,273)	(2,138)
Cash income taxes	(31)	(27)
Maintenance capital expenditures	(1,096)	(2,080)
Equity earnings from the LNG Interest	(2,371)	(2,461)
Cash distributions received from the LNG Interest	1,652	2,179
Distributable Cash Flow	$9,158	$8,979
Maintenance capital expenditures	1,096	2,080
Distributable cash flow attributable to non-controlling interests	2,423	2,803
Changes in operating assets and liabilities	(1,220)	(852)
One-time non-recurring expenses (b)	-	(559)
Other non-cash adjustments	86	69
Net Cash Provided by Operating Activities	$11,543	$12,520

___________

(a)	The (gain) loss on revaluation of contingent consideration, depreciation and amortization have been adjusted to remove the non-controlling interest portion related to the GE EFS affiliate’s ownership interest in Arc Terminals Joliet Holdings LLC.

(b)	The one-time non-recurring expenses relate to amounts incurred as due diligence expenses from acquisitions and other infrequent or unusual expenses incurred.

(c)	The non-cash (gain) loss on revaluation of contingent consideration is related to the earn-out obligations incurred as a part of the Joliet terminal acquisition.

(d)	The non-cash deferred rent expense relates to the accounting treatment for the Portland terminal lease transaction termination fees.

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ARC LOGISTICS PARTNERS LP

SUPPLEMENTAL INFORMATION

(In thousands, except operating data)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Selected Operating Data:
Storage capacity (bbls)	7,842,600	7,741,100
Throughput (bpd)	159,476	144,980

Throughput Data (bpd):
Asphalts and industrial products	17,324	14,452
Crude oil	69,714	70,195
Distillates	24,206	19,183
Gasoline	48,232	41,150
Total Throughput	159,476	144,980

Revenue Summary:
Minimum storage & throughput services fees	$20,919	$22,018
Excess throughput & handling fees	3,316	2,656
Total storage & throughput fees	24,235	24,674
Ancillary services fees	1,690	1,393
Total revenue	$25,925	$26,067

Capital Expenditures:
Maintenance capital expenditures	$1,096	$2,080
Growth capital expenditures	2,854	4,177
Total capital expenditures	$3,950	$6,257

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